EXHIBIT 4.1

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES TO BE DELIVERED HEREUNDER AND UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND THE SECURITIES TO BE DELIVERED HEREUNDER AND UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. NO SALE, ASSIGNMENT, TRANSFER FOR VALUE, PLEDGE OR OTHER ENCUMBRANCE OF EITHER THIS CONVERTIBLE PROMISSORY NOTE OR ANY SUCH SECURITIES MAY BE MADE UNLESS SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR THE MAKER IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS.

CONVERTIBLE UNSECURED PROMISSORY NOTE

$XX0,000.00	[Date]

FOR VALUE RECEIVED, ANTRIABIO, INC., a Delaware corporation (“Maker”), hereby promises to pay to _________________ (“Holder”) the principal amount of ______________________($___), together with interest thereon at a fixed simple interest rate of eight percent (8%) per annum. The principal amount has been delivered to Maker pursuant to wire transfer instructions attached to this Convertible Promissory Note (this “Promissory Note”) as Exhibit A.

This Promissory Note is part of a series of Promissory Notes issued by Maker in a bridge note financing (the “Bridge Financing”).

Principal and accrued interest on this Promissory Note, to the extent not previously paid in cash or converted as described below, shall be due and payable in cash in a single payment on the date which is six (6) months from the date hereof (the “Maturity Date”).

In connection with issuance of this Promissory Note, Holder will be issued, at no additional cost to Holder, a warrant (the “Note Warrant”) to purchase a number of shares of the Maker's common stock (the “Shares”) equal to one-half of the principal amount of this Promissory Note. The Note Warrant shall have an exercise price of $0.315 per Share (the “Exercise Price”). The number of shares into which the warrant is exercisable, and the price at which it may be exercised will be adjusted to reflect any splits, conversions, or other reorganizations, in the same manner as the shares into which the warrants are exercisable. The Note Warrant will be exercisable at the option of the Holder at any time after the date hereof (the “Effective Date”), but not later than three (3) years after the Effective Date.

If Maker issues equity securities (“Equity Securities”) in a transaction or series of related transactions resulting in aggregate gross proceeds to Maker of at least $3,000,000 (a “Qualified Financing”), then the Promissory Note, and any accrued but unpaid interest thereon, will automatically convert into the Equity Securities issued pursuant to the Qualified Financing at a conversion price expected to equal $0.21 per Share (the “Conversion Price”).

To the extent that the Promissory Note is not automatically converted pursuant a Qualified Financing as described above, prior to the Maturity Date, the Holder may elect to voluntarily convert the Promissory Note into Shares at the Conversion Price. In the event the Holder elects to do so, he, she, or it shall give written notice of his, her, or its election no less than five (5) days prior to the Maturity Date.

Maker and Holder agree that Maker will file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) within thirty (30) days of the final closing of a Qualified Financing. Maker and Holder agree that such Registration Statement shall include all of Holder’s Shares issued or issuable pursuant to this Promissory Note including Shares issuable upon a conversion of this Promissory Note and Shares issuable upon exercise of the Note Warrant (collectively, the “Registrable Shares”). Holder agrees that Holder will allow Maker to register all of Holder’s Registrable Shares on the Registration Statement. Maker agrees to take all necessary actions and make all necessary filings to keep the Registration Statement effective for a period that extends from the first date on which the Securities and Exchange Commission issues an order of effectiveness in relation to the Registration Statement until such date as Maker’s counsel issues a legal opinion asserting that the Registrable Shares are available for resale under Rule 144 of the Securities Act (the “Legal Opinion”). All expenses of registration and the Legal Opinion will be borne by Maker, except that Holder will be responsible for all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of counsel or other advisers for such Holder. As a condition to any registration hereunder, Holder must promptly furnish in writing to Maker (and in any event within 15 days of request) such information regarding Holder and the distribution proposed by Holder as Maker may reasonably request and as may be required in connection with any registration, qualification, or efforts to comply with applicable laws, rules and regulations, and to execute such documents in connection with such registration as Maker may reasonably request, and will be solely responsible therefor.

Maker understands and agrees that its obligations to file the Registration Statement to register the Registrable Shares is a contractual obligation (the “Registration Rights”) and that the Registration Rights granted hereunder shall have priority registration rights over any registration rights granted by Maker prior to the final closing of the Bridge Financing, but such Registration Rights shall rank pari passu to any registration rights granted by Maker to Paulson Investment Company, Inc. (“PIC”) on securities Maker issues to PIC as compensation for services rendered in connection with the Bridge Financing and/or a Qualified Financing.

Default in the payment of the principal of or interest on this Promissory Note when the same becomes due and payable shall constitute an event of default hereunder. Upon the occurrence of an event of default, or at any time thereafter during the continuance of any such event, the Holder may, with or without notice to the Maker, declare this Promissory Note to be forthwith due and payable, whereupon this Promissory Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Promissory Note to the contrary notwithstanding.

If the Maker sells all or substantially all of its assets to a third party, merges, or consolidates with another entity, or engages in any other transaction with a third party requiring approval of the shareholders of the Maker, Maker shall give prompt notice to the Holder, and Holder may immediately convert the principal amount of and accrued interest on this Promissory Note into Shares at the Share Conversion Price at any time prior to the consummation of such transaction.

If this Promissory Note becomes due and payable on Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of the State of Delaware, the maturity of this Promissory Note shall be extended to the next succeeding business day.

If the payment of principal or any payment of interest or both is more than five (5) days late, the Maker agrees to pay the Holder a late charge equal to five percent (5%) of the amount then due and payable (the “Late Fee”). The provisions of this Promissory Note establishing a Late Fee shall not be deemed to extend the time for any payment due or to constitute a “grace period” giving the Maker a right to cure such default.

This Promissory Note and the Securities (as defined below) to be issued in connection herewith and upon conversion hereof may not be offered, sold or otherwise disposed of except under circumstances which will not result in a violation of the Securities Act. Upon conversion of this Promissory Note, the Holder hereof will be required to confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Promissory Note, the Note Warrant, and all Shares issued upon Conversion hereof or upon the exercise of the Note Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED, UNLESS SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR THE ISSUER IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS.”

With respect to any offer, sale or other disposition of this Promissory Note, the Note Warrant, or any Shares issuable upon conversion of this Promissory Note or exercise of the Note Warrant (collectively, the “Securities”), prior to registration of such Securities, the Holder hereof and each subsequent Holder of this Promissory Note will be required to give written notice to the

Maker prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel reasonably acceptable to the Maker's counsel. Such opinion shall provide that the contemplated offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Securities Act this Promissory Note or certificates for such Securities to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, except to the extent otherwise provided herein, the Maker, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Promissory Note or such Securities, all in accordance with the terms of the notice delivered to the Maker. If a determination has been made pursuant to this paragraph that the opinion of counsel for the Holder is not reasonably satisfactory to the Maker, the Maker shall so notify the Holder promptly after such determination has been made and neither this Promissory Note nor any Securities shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Promissory Note or such Securities may as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Maker shall have been furnished with such information as the Maker may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. This Promissory Note and each certificate representing the Securities thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, reasonably acceptable to the Maker, such legend is not required in order to ensure compliance with such laws. The Maker may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Maker may stop transfer on its corporate books, in connection with such restrictions.

Any provision of this Promissory Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Promissory Note is not transferable or assignable by the Maker without the consent of the Holder. This Promissory Note is not transferable or assignable by the Holder without the consent of the Maker. If this Promissory Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys’ fees. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees incurred in all matters of collection and enforcement, trial proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings and any post judgment collection efforts.

Any failure to exercise any right, remedy or recourse hereunder shall not be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to the Maker forthwith.

The Maker hereby waives demand, presentment, protest, notice of nonpayment or dishonor, and any other notice required by law and agrees that its payment obligations hereunder shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions. This Promissory Note may not be modified or amended and no provision hereof may be waived except by a written instrument executed by the parties to be bound thereby.

ANTRIABIO, INC.

By:	_____________________________
Name:	Nevan Elam
Title:	Chief Executive Officer

EXHIBIT A

EXHIBIT B

NOTICE OF CONVERSION
(please print)

To: ANTRIABIO, INC.

1. In accordance with that certain Convertible Promissory Note issued by ANTRIABIO, INC. to ____________ on [Date of Issuance] (the “Promissory Note”), the undersigned hereby elects to convert the principal amount of the Promissory Note, together with accrued but unpaid interest, as provided therein. If applicable, insert principal amount of Promissory Note being converted: $__________________.]

2. Please issue a certificate or certificates representing Shares in the name of the undersigned or in such other name or names as are specified below:

_______________________________
(Name)

_______________________________
_______________________________
(Address)

3. The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

4. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Promissory Note.

______________________________ (Signature)
_____________________
(Date)

Contact telephone: ___________________

Email: _____________________________

SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:
Company	ANTRIABIO, INC.
Security:	Common Stock
Amount:
Date:

Capitalized terms used in this Schedule 1 have the meanings defined in the Promissory Note unless otherwise defined herein.

In connection with the purchase of the above-listed securities (the “Shares”) pursuant to that certain Convertible Promissory Note issued by ANTRIABIO, INC. to _________________ on [Date of Issuance] (the “Promissory Note”), the undersigned (the “Purchaser”) represents to the Maker as follows:

(a)
The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Promissory Note and is able to bear the economic risk of loss of its entire investment.

(b)
The Purchaser is aware of the Maker’s business affairs and financial condition, and has acquired information about the Maker sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is acquiring the Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(c)
The Purchaser understands that the Shares have not been registered under the Securities Act or applicable state securities laws and the Shares are being offered and sold to the Purchaser in reliance upon Rule 506 of Regulation D.

(d)
The Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is otherwise available.

(e)	The Purchaser is an Accredited Investor that satisfies one or more of the categories of Accredited Investor indicated below (the Purchaser must initial “on the appropriate line(s)):
_______	Category 1.	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_______	Category 4.	An insurance company as defined in Section 2(a)(13) of the Securities Act; or

_______	Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

_______	Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

_______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_______	Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

_______	Category 9.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_______	Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_______	Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000; or

_______	Category 12.	Any director or executive officer of the Corporation; or

_______	Category 13.
A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

_______	Category 14.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______	Category 15.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

_______	Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

(f)
The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Maker and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(g)
The Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Maker may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Maker may have been “shell company” as contemplated under Rule 144(i), Rule 144 may not be available to the Purchaser.

(h)
The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
(i)
The Purchaser has not purchased the Shares as a result of any form of “general solicitation” or “general advertising” (as used in Rule 502(c) of Regulation D), including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by “general solicitation” or “general advertising”.

(j)
The Purchaser acknowledges that the representations, warranties and covenants contained in this Schedule 1 are made by it with the intent that they may be relied upon by AntriaBio, Inc. in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Shares. It agrees that by accepting Shares it shall be representing and warranting that the representations and warranties above are true as of the issue date of the Promissory Note with the same force and effect as if they had been made by it at the issue date of the Promissory Note and that they shall survive the purchase by it of the Promissory Note and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

(k)
The Purchaser undertakes to notify AntriaBio, Inc. immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the issuance of the Promissory Note.

Purchaser: _________________________ Date: _____________________________